UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2006

DUKE CAPITAL LLC
(formerly Duke Energy Holding Corp.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23997	51-0282142
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

(a)	(1)	On August 24, 2006, Duke Capital LLC (“Duke Capital” or the “Company”) determined that the financial statements for the year ended December 31, 2004, included in the Duke Capital Form 10-K for the year ended December 31, 2005, should no longer be relied upon and require restatement.

	(2)	Duke Capital has discovered that approximately $584 million of income tax expense that was included in discontinued operations should have been included in continuing operations.  The amount relates to tax attributes that were associated with operations that were appropriately classified as discontinued operations, but the associated income tax expense should have been included in income from continuing operations since the income tax expense resulted from a change in tax status of certain subsidiaries of Duke Capital.  This matter has no impact on net income (loss), financial position or cash flows.

	(3)	The Company’s president and chief financial officer and controller have discussed the matters disclosed in this
Item 4.02(a) with the Company’s auditor, Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE CAPITAL LLC

Date: August 30, 2006	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Chief Financial Officer and Controller